EXHIBIT 16



June 18, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have read the statements made by Oxford Technologies Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 18, 2003. We agree with the statements concerning our firm in such Form 8-K.



Very truly yours,



/s/ Grace T. Fan, CPA, LLC
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Grace T. Fan, CPA, LLC
d/b/a ATA CPAS GROUP